Exhibit 99.1

Contact:
Brookdale Senior Living Inc.
Investors:	Ross Roadman 615-564-8104	Media:	Julie Davis (615) 564-8225
	rroadman@brookdale.com		jkdavis@brookdale.com

Brookdale Announces Preliminary Fourth Quarter Results

Adjusts Financial Guidance for 2015

Announces Fourth Quarter and Full Year 2014 Release and Earnings Call

Nashville, Tenn.  January 26, 2015 – Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") today announced that, for the fourth quarter of 2014, it expects to report Cash From Facility Operations ("CFFO"), excluding integration, transaction-related and electronic medical records ("EMR") roll-out costs, of $0.53 per share.  As a result, Brookdale has adjusted its 2015 guidance for CFFO per share, excluding integration, transaction-related and EMR roll-out costs, to a range of $2.60 to $2.75, replacing its previously announced preliminary range of $2.95 to $3.10.  Brookdale plans to issue its fourth quarter and full year 2014 financial results after the market closes on Wednesday, February 4, 2015, with a conference call to discuss the results on Thursday, February 5, 2015. The preliminary financial information in this release is based on management's estimates derived from the information available at this time and is subject to revision upon finalization of the Company's quarterly accounting and financial reporting procedures and completion of the annual audit.

Andy Smith, Brookdale's CEO, said, "Brookdale's preliminary fourth quarter CFFO was impacted by a combination of lower than expected occupancy and approximately $11 million, or $0.06 per share, of certain higher-than-anticipated insurance reserve adjustments.  We are pleased, however, that the timing of our integration of Emeritus is proceeding more quickly than planned.  We anticipate the business will be on a common systems and infrastructure platform by mid-2015."

Mr. Smith continued, "The reduced guidance for the year is largely a reflection of the lower starting point for occupancy for 2015.  We remain confident in Brookdale's 2015 growth trajectory and in our ability to achieve our previously disclosed third year revenue and CFFO synergy projections arising from the Emeritus transaction."

Mr. Smith concluded, "The lower than expected occupancy rates were mostly concentrated in legacy Emeritus communities. While move-out rates were in line with historical averages, we did not capture our normal level of move-ins as we continued to acclimate to new systems and procedures, and new organizational structures.  We are encouraged by our December metrics, as lead generation, health care referrals and sales activity improved.  We have also accelerated our spending on deferred maintenance to provide our sales force, and more importantly, our residents, a more attractive product.  We currently plan to fully or partially renovate more than 150 former Emeritus communities in 2015."

Brookdale's Fourth Quarter Performance

For the fourth quarter of 2014, the Company estimates consolidated total revenue was approximately $1,253 million with consolidated senior housing revenue of approximately $929 million.  Brookdale expects to report consolidated senior housing average occupancy of 88.3%, a sequential quarter decline of 20 basis points, and consolidated senior housing average monthly revenue per unit of $4,220. The third quarter occupancy rate represents one month of legacy Brookdale standalone in July, and one month's deconsolidation of the ventures with HCP, Inc. ("HCP") in September, versus a fourth quarter reflecting the full impact of the Emeritus and HCP transactions.  Assuming all transactions had occurred on July 1, 2014, the sequential quarter change in the consolidated senior housing average occupancy would have been a decline of 40 basis points for all consolidated communities, a decline of 80 basis points for the legacy Emeritus portfolio and a decline of 10 basis points for the legacy Brookdale portfolio.

Fourth quarter 2014 consolidated same-store senior housing revenue increased by an estimated 1.5% from a year ago, driven by a 2.5% increase in rates and partially offset by a 90 basis point decline in occupancy.  Excluding the impact of year-end insurance reserve adjustments, compared with the fourth quarter of 2013, same store facility expenses increased approximately 3.9% and same store Facility Operating Income declined 2.6%.  Including the impact of these year-end insurance reserve adjustments, compared with the fourth quarter of 2013, same store facility expenses increased 5.9% and same store Facility Operating Income decreased by 6.0%.

Assumptions Supporting Adjusted Guidance for 2015 CFFO

For the full year 2015, the Company expects CFFO per share in a range of $2.60 to $2.75 per share, excluding integration, transaction-related and EMR roll-out costs.  This guidance excludes the potential impact of any future acquisition or disposition activity (other than planned purchases of currently leased communities).  Due to the Emeritus merger and the transactions with HCP that closed in July and August 2014, respectively, comparability between years is, for some metrics, less meaningful.  Additional assumptions underlying this guidance include, but are not limited to:

•
an increase in average annual occupancy for the consolidated portfolio of zero to 50 basis points, including an increase of 130 to 180 basis points for the fourth quarter of 2015 from the fourth quarter of 2014;

•	a flat to slight decrease in year over year average monthly revenue per unit, including a 3.5% to 3.75% increase for the fourth quarter of 2015 from the fourth quarter of 2014;
•	senior housing margin expansion from 34.0% to 34.5%;
•	cash G&A expense, which excludes non-cash stock compensation, integration, transaction-related and EMR roll-out costs, of approximately $235 million to $245 million;
•	Adjusted EBITDA of $930 million to $960 million;
•	an updated forecast that Brookdale will not pay federal cash income taxes until 2017, at the earliest; and

•	total capital expenditures of $355 million to $375 million, of which $225 million to $235 million are major EBITDA-enhancing and Program Max projects.

Stifel 2015 Seniors Housing & Healthcare Real Estate Conference

Company management will participate at the Stifel 2015 Seniors Housing & Healthcare Real Estate Conference on January 27, 2015 at the St. Regis Monarch Beach in Dana Point, CA.

Fourth Quarter and Full Year 2014 Release and Earnings Call

The Company plans to release its fourth quarter and full year 2014 financial results after the market closes on Wednesday, February 4, 2015.  The Company has also scheduled a conference call to discuss the results on Thursday, February 5, 2015 at 10:00 AM ET.  The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Brookdale Senior Living Fourth Quarter Earnings Call."

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdale.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available through the website for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on February 18, 2015 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.) and referencing access code "72921420".

About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States.  The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,150 communities in 46 states and the ability to serve over 110,000 residents.  Through its ancillary services program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services.  Brookdale's stock is traded on the New York Stock Exchange under the ticker symbol BKD.
Safe Harbor
Certain statements in this press release and statements made by or on behalf of Brookdale relating hereto may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our expected financial results; our operational initiatives and growth strategies and our expectations regarding their effect on our results; our expectations regarding the economy, the senior living industry, occupancy, revenue, cash flow, operating income, expenses, capital expenditures, Program Max opportunities, cost savings, the demand for senior housing, the home resale market, expansion, development and construction activity, acquisition opportunities, asset dispositions, our share repurchase program, taxes, capital deployment, returns on invested capital and CFFO; our expectations regarding returns to shareholders and our growth prospects; our expectations concerning the future performance of recently acquired communities and the effects of acquisitions on our financial results; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity and leverage; our expectations regarding financings and refinancings of assets (including the timing thereof) and their effect on our results; our expectations regarding changes in government reimbursement programs and their effect on our results; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy, home health and hospice); our plans to expand, renovate, redevelop and reposition existing communities; our plans to acquire additional communities, asset portfolios, operating companies and home health agencies; the expected project costs for our expansion, redevelopment and repositioning program; our expected levels of expenditures and reimbursements (and the timing thereof); our expectations regarding our sales, marketing and branding initiatives and their impact on our results; our expectations for the performance of our entrance fee communities; our expectations for the operating results of our unconsolidated joint ventures; our ability to anticipate, manage and address industry trends and their effect on our business; our expectations regarding the payment of dividends; our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income (as such terms are defined herein); and our expectations regarding the integration of Emeritus and the transactions with HCP.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the integration of Emeritus and the transactions with HCP, including in respect of unanticipated difficulties and/or expenditures relating to such transactions; the impact of such transactions on the Company's relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining, cost savings and synergies from such transactions; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance and liquidity: Adjusted EBITDA, CFFO, and Facility Operating Income, as defined below. A reconciliation of Adjusted EBITDA to net income (loss), of CFFO to net cash provided by (used in) operating activities, and of Facility Operating Income to net income (loss) for the three months and full year ended December 31, 2014 will be included in the Company's release of fourth quarter and full year 2014 financial results as discussed above. For a reconciliation of these measures for the three and nine-months ended September 30, 2014, see our earnings release for the third quarter of 2014.

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including  gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), net of amortization of (above) below market rents, amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, and change in future service obligation and including entrance fee receipts and refunds (excluding (i) first generation entrance fee receipts from the sale of units at a recently opened entrance fee CCRC prior to stabilization and (ii) first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization).

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;
•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

Cash From Facility Operations

CFFO is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, first generation entrance fee receipts at a recently opened entrance fee CCRC prior to stabilization, entrance fee refunds disbursed adjusted for first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization, lease financing debt amortization with fair market value or no purchase options, gain (loss) on facility lease termination, recurring capital expenditures (net), distributions from unconsolidated ventures from cumulative share of net earnings, CFFO from unconsolidated ventures, and other.  Recurring capital expenditures include routine expenditures capitalized in accordance with GAAP that are funded from current operations.  Amounts excluded from recurring capital expenditures consist primarily of major projects, renovations, community repositionings, expansions, systems projects or other non-recurring or unusual capital items (including integration capital expenditures) or community purchases that are funded using lease or financing proceeds, available cash and/or proceeds from the sale of communities.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.
•	To assess our ability to:

(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock-based compensation expense, transaction costs, change in future service obligation, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

- END -